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             ALLIANCE PRIVATE INVESTORS SERIES, INC.

                      ARTICLES OF AMENDMENT

  (Changing its Name to Alliance Select Investor Series, Inc.)

         Alliance Private Investors Series, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

         SECOND: The name of the corporation (hereinafter called the Corporation) is Alliance Select Investor Series,
         Inc.

         SECOND: The charter of the Corporation is hereby amended by changing the designations of all of the authorized shares of the Corporation as follows:

    Current Name                  Amended Name

Class A Common Stock    Premier Portfolio Class A Common Stock
Class B Common Stock    Premier Portfolio Class B Common Stock
Class C Common Stock    Premier Portfolio Class C Common Stock

         THIRD: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         IN WITNESS WHEREOF, Alliance Private Investors Series, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by Kathleen A. Corbet, Senior Vice President of the Corporation, and witnessed by Edmund P. Bergan, Jr., the Secretary of the Corporation, this 25th day of June, 1998. The undersigned Senior Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the



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amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.


                             ALLIANCE PRIVATE INVESTORS
                               SERIES, INC.


                             By:  /s/ Kathleen A. Corbet
                                  ___________________________
                                  Kathleen A. Corbet
                                  Senior Vice President

WITNESS:
/s/Edmund P. Bergan, Jr.

_____________________
Edmund P. Bergan, Jr.
Secretary

































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